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                              ALLTRISTA CORPORATION

                           2002 EXECUTIVE LOAN PROGRAM


         1. Purpose. The purpose of the Alltrista Corporation 2002 Executive Loan Program (the "Program") is to benefit Alltrista Corporation and its present or future subsidiaries (together, or separately, the "Company," as the context may require) by enhancing the Company's ability to attract and retain those officers and other key employees of the Company who are in a position to make substantial contributions to the ongoing success of the Company. The Program is intended to complement the incentives now offered by the Company to its executives which allow them to acquire shares of common stock (the "Common Stock") of Alltrista Corporation. To accomplish this purpose, the Program provides loans to finance exercises of incentive stock options and non-qualified stock options granted under various stock options plans maintained by the Company, all as the Compensation Committee of the Board of Directors of Alltrista Corporation (the "Committee") determines.

         2. Participation. Participation in the Program shall be limited to (a) the Chief Executive Officer, Chief Financial Officer, all Vice Presidents and all other employees who are "executive officers" of the company under Section 16 of the Securities Exchange Act of 1934 and (b) those other officers and key employees of the Company who are determined by the Committee as being eligible to so participate (collectively, the "Participants").

         3. Administration. The Committee shall administer the Program and have exclusive power to determine (a) which officers and key employees shall become Participants in accordance with the limitations contained in Paragraph 2 above,
(b) the time or times at which such offer shall be made, and (c) the amount to be loaned to any Participant. The interpretation and instruction by the Committee of any provision of the Program or of any agreement or other matter related to the Program shall be final unless otherwise determined by the Committee or the Board of Directors.

         4. Amount Available for Loans. The aggregate amount of loans under the Program which may be outstanding at any one time shall not exceed $7,500,000. All loans under the Program must be made on or before December 31, 2005.

         5. Terms of Notes. Each loan (a "Loan") made under the Program shall be evidenced by a promissory note executed and delivered by the Participant to Alltrista Corporation, in form and substance satisfactory to the Committee (the "Note"), and such other agreements as may be required by the Committee. Notwithstanding the general authority of the Committee under the Program, each Note shall be subject to the following terms and conditions:

            (a) The Participant shall be personally liable on the Note and each Loan shall be full recourse against the Participant.

            (b) The maximum term to maturity of the Note shall be five years, unless earlier terminated as provided in paragraph 7 below; provided, however,




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                  that the Note shall become immediately due and payable within
                  90 days after the date a Participant ceases to be employed by the Company for any reason other than age, disability ,death or without cause, as defined in any employment entered into with the Company by a Participant.

            (c) Each Note shall provide for the payment of annual interest at the most favorable rate applicable to funds borrowed by the Company at the time the Note is issued, provided that this rate is sufficient to avoid the loan being characterized as either (A) carrying "unstated interest" within the meaning of
                  Section 483 of the Internal Revenue Code of 1986, as amended (the "Code"), or (B) a "below-market loan" within the meaning of Section 7872 of the Code in all other cases and (iii) any other minimum rate required to avoid the imputation of income as original issue discount. Interest shall be payable at the maturity of each Loan.

            (d) The Committee, in its discretion, may require that amounts payable with respect to the Note be secured by the shares issued at the time the Loan is made.

            (e) The principal amount of the Loans shall not exceed the aggregate of the exercise price due on any options being exercised, less the par value of the Common Stock of the shares being exercised.

         6. Securities and Other Laws. Purchases and sales of Common Stock pursuant to the Program shall comply in all respects to federal and state securities laws and the Company's policies on insider trading. The Program and all loans entered into by the Company pursuant to the Program are subject to all laws, rules and regulations of any governmental authority which may be applicable thereto, including any applicable rules and regulations of the Federal Reserve Board.

         7. Repayment of Note. (a) The principal and interest under the Loans, may be paid by the Participant either in cash or in or whole or in part in shares of Common Stock valued at the Fair Market Value on the repayment date. The term "Fair Market Value" shall have the same meaning ascribed to such term in the Alltrista Corporation 2001 Stock Option Plan.

                  (b) The Note shall be repaid on a pro rata basis with the proceeds received by the Participant upon the sale of shares of Common Stock issued by the Company to a Participant in connection with the Loan, if not repaid prior to this date.

                  (c) Participants may prepay Loans to the Company without charge, prepayment interest or penalty. Upon full satisfaction of all outstanding Loans to a Participant, the Company shall direct the Company's transfer agent to remove any restrictive legends and stop transfer orders that may be placed against certificates representing shares of Common Stock held by a Participant.




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         8. Restrictions on Shares. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued to the Participant in connection with the Program and may issue such "stop transfer" instructions to its transfer agent in respect of such shares of Common Stock as, in its discretion, it determines to be necessary or appropriate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; or (ii) implement the provisions of the Program, including Paragraph 7 above, and the Note or any other agreement between the Company and the Participant with respect to such shares of Common Stock. The Common Stock may not be margined or used as collateral for another loan, while the Loan is outstanding.

         9. No Employment Rights Created. Nothing in this Program or any Note or other Loan document or the making of any Loan hereunder shall be deemed to create a contract of employment or to alter the nature of a Participant's employment with the Company; or (b) entitle a Participant to any severance or other payments upon termination of employment from the Company.

         10. Non-Uniform Determinations. Neither the Committee's nor the Board's determinations under the Program need be uniform and may be made by the Committee (or the Board) selectively among Participants whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Loan documents.

         11. General Provisions.

                  (a) Amendment to Program/Termination. The Committee or the Board of Directors reserves the right to suspend, withdraw, amend, modify, waive or terminate the Program in whole or in part, at any time for any reason. The Program shall continue in full force and effect until such time as the Board determines to terminate the Program. No suspension or termination of the Program shall release any Participant from Participant's obligations under any outstanding Loan or accelerate the terms of any outstanding Loans.

                  (b) Further Assurances. By accepting a Loan, a Participant shall be deemed to consent to provide any further assurances, documents, information, certificates, financial records or other items reasonably requested by the Company in connection with any Loan or any collateral held under a Loan.

                  (c) Severability. If all or any part of the Program is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Program not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

                  (d) Expenses. The Company shall bear all expenses of administering the Program.



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                  (e) Determinations. The determination of the Committee (or the
Board) on all matters relating to the Program or any Loan agreement shall be conclusive and final. No member of the Committee (or the Board) shall be liable for any action or determination made in good faith with respect to the Program or any Loan agreement.

                  (f) Governing Law. The Program and all Notes and other Loan documents entered into in connection with this Program shall be governed by and construed in accordance with the internal laws of the state of New York without regard to the principles of conflicts of law thereof.

         12. Effective Date. The effective date of the Program is January 2,
2002.